Exhibit 10(e)
DILLARD'S, INC.
STOCK BONUS PLAN

THIS STOCK BONUS PLAN, adopted and effective as of December 20, 2004, by DILLARD'S, INC. (hereinafter called "Company").
WITNESSETH:

WHEREAS, the Company desires to provide to eligible "Highly Compensated Employees," as defined in Section 414(q) of the Internal Revenue Code of 1986 ("Code"), who are selected for participation a Nonqualified Stock Bonus Plan to which the Company shall contribute a percentage of each participant's compensation;

WHEREAS, the Company desires to adopt this Plan upon the following terms and conditions:

1. Definitions.

As used herein, the following definitions shall apply:

a.     "Board" shall mean the Board of Directors of Dillard's, Inc.

b.
"Bonus Grant Date" shall mean and refer to the Friday next preceding the last day of the Company's fiscal year in which the Plan Year ends; provided, however, the first Bonus Grant Date shall not occur prior to the ratification and adoption of this Plan by stockholders of the Company.

c.	"Broker" shall mean and refer to the brokerage or other company selected to purchase Common Stock pursuant to the Plan.

d.     "Code" shall mean the Internal Revenue Code of 198 6, as amended.

e.	"Committee" shall mean the Compensation Committee of the Board or any successor thereto or such other Committee designated by the Board.

f	"Common Stock" shall mean the Common Stock, Class A, par value $0.01, of the Company which is issued and outstanding, treasury stock or authorized but unissued.

g.     "Company" shall mean Dillard's, Inc. and any wholly owned subsidiary thereof

h.
"Compensation" shall mean the Employee's base salary, plus the April bonus, if any, for the applicable Plan Year, but excluding any commissions or compensation received as an employee of an employer prior to the Company acquiring a controlling ownership interest in the employer.

i.	"Effective Date" shall mean December 20, 2004.

j.	"Eligible Employee" shall mean an Employee who is eligible to participate for the applicable Plan Year pursuant to the requirements of Paragraph 2.

k.     "Employee" shall mean any person actively employed on a full-time basis by the Company.

1.	"ESOP" shall mean the Dillard's, Inc. Investment & Employee Stock Ownership Plan for Full Time Employees.

m.	"Highly Compensated Employee" shall mean any Employee who is a Highly Compensated Employee as defined in Section 414(q) of the Code.

n.     "Plan" shall mean the Dillard's, Inc. Stock Bonus Plan.

o.     "Plan Year" shall mean the calendar year.

p.
"Share or Shares" shall mean a single share or shares of Common Stock. The aggregate number of Shares which may be allocated under this Plan shall not exceed 1,600,000 Shares, or the equivalent number thereto in the event of a change in the number of the issued shares after the Effective Date.

2. Eligible Employees.

a. The Employees eligible to participate in the Plan for a Plan Year shall be those Employees who are eligible participants in the ESOP during such Plan Year, are Highly Compensated Employees during such Plan Year and are employed by the Company on the Friday next preceding the last day of the Company's Fiscal Year in which the Plan Year ends.

b. Notwithstanding the foregoing Subparagraph a., an Employee who is participating in a plan providing deferred or incentive compensation or benefits which the Committee, in its discretion, determines to be a substitute for this Plan shall be ineligible to participate in this Plan.

3. Payment.

For each Plan Year, the Compensation Committee shall select the participants in the plan from the Eligible Employees, and the Company will grant on the Bonus Grant Date and deliver thereafter as soon as practicable to each selected participant that number of Shares equal to Six Percent (6%) of the Eligible Employee's Compensation in excess of Fifteen Thousand Dollars ($15,000), less applicable withholding, divided by the current fair market value of the Shares on the Bonus Grant Date. In the event fractional shares would result from such calculation, the amount attributable to such fractional Shares shall be applied toward the Eligible Employee's tax withholding. Shares granted under the Stock Bonus Plan may be newly issued shares, shares held in treasury by the Company, or shares purchased in open market or other transactions.

4. Discontinuance of Eligibility.
a. An Employee shall be no longer eligible to participate in the Plan immediately upon the occurrence of any of the following:
(1) The termination for any reason from the active employment of the Employee from the Company.
(2) Death of the Employee.
(3) The filing with or levying upon the Company of any judgment, attachment, garnishment, or other court order affecting either the Employee's earnings or the payment of his compensation provided under this Plan.
(4) The Employee commits an act which, in the opinion of the Committee, constitutes fraud, deceit, embezzlement or the commission of any criminal act.
(5) The Employee shall enter into a business or employment which the Committee determines to be (i) detrimentally competitive with the business of the Company, or (ii) substantially injurious to the Company's financial interest.

5. Expenses.

The Company will pay the Broker for any commissions on Shares purchased pursuant to the Plan. Broker's commissions and other charges in connection with sales, dividend reinvestments, or in connection with purchases not made with the compensation provided by this Plan will be payable by the Employee who orders the transactions for his or her account.

6. Authority of Committee.

a. The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for the purposes of the Plan.

b. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms of all payments granted under the Plan, including, without limitation, the amounts of payments to be made under the Plan; the participants to whom and the time or times at which payments shall be made; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan. All determinations of the Committee shall be made by not less than a majority of its members. The Committee may designate Employees of Dillard's to assist the Committee in the administration of the Plan and may grant authority to such persons to execute agreements or other documents or to take other actions on behalf of the Committee.

c. The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan.

d. In the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any benefit granted under it.

7. Plan Amendment.

The Board may amend any or all provisions of this Plan at any time by written instrument identified as an amendment of the Plan effective as of a specified date. The Committee may amend the Plan as deemed appropriate to facilitate effective and efficient administration of the Plan, provided that no amendment adopted by the Committee shall become effective which has the effect of materially increasing Company contributions or which creates a significant risk of liability for the Company.

8. Plan Termination.

The Company expects to continue the Plan indefinitely. However, the Company shall have the right at any time to terminate the Plan in whole or in part by suspending or discontinuing contributions hereunder, or to terminate the Plan.

9. Plan Not a Contract of Employment.

The adoption and maintenance of the Plan shall not be deemed to constitute or modify a contract between any Company and any Employee or to be a consideration or inducement for or condition of the performance of service by any person. Nothing herein contained shall be deemed to give to any Employee the right to continue in any service of any Company or to interfere with any right of any Company to discharge any Employee at any time, nor to give any Company the right to require an Employee to remain in its service or to interfere with the Employee's right to terminate his service at any time.

10. Taxation.

Any compensation received by an Eligible Employee pursuant to the Plan is taxable to the Employee in the tax year in which the payment is made by the Company, and shall be reported as wages on the Employee's W-2 statement.

11. Other Benefit Plans.

Nothing contained herein shall in any way limit an Employee's right to participate in or benefit from any current or deferred compensation plan for which he is currently eligible by reason of his employment.

12. Alienation of Benefits.

None of the payments provided for by this Plan shall be subject to seizure for payment of any debts or judgments against the Employee; nor shall the Employee have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder.

13. Minors, Incompetents or Lost Persons.

In the event a payment is to be made to the account of a minor or a person declared to be incompetent, then the Committee may in its discretion make such payment to the legal guardian or, if none, to a parent of a minor with whom the minor maintains his residence. Such a payment to the legal guardian or parent of a minor shall fully discharge the Company and Committee from further liability or account thereof In the event a benefit is payable under this Plan to a person who cannot be located, the Committee may declare that such payment is forfeited.

14. Headings and Captions.

Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of the Plan.

15. Gender and Pronouns.

Throughout this Plan, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

16. Severability.

If any portion of this Plan is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein.

17. Governing Law.

This Plan shall be governed by the laws of the State of Arkansas. Notwithstanding anything in this Plan to the contrary, it is the intention of Company that this Plan constitute a "Bonus Program" within the meaning of ERISA Regulation Section 251 0.3-2(c) and therefore is exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the Committee and the Board are expressly authorized to make any amendment necessary to comply with this intent.

TIIIS PLAN IS HEREBY ADOPTED AND EXECUTED as of the date first above written.

DILLARD'S, INC.

By: /s/ James I. Freeman
James I. Freeman,
Senior Vice President and
Chief Financial Officer

ATTEST:

/s/ Phillip R. Watts
Phillip R. Watts